                 SUBORDINATION AND INTERCREDITOR AGREEMENT

THIS SUBORDINATION AND INTERCREDITOR AGREEMENT (the “Agreement”) is entered into as of September 26, 2011, by and among the Persons set forth on Exhibit A hereto (together with each of their affiliated and related persons and entities, each a “Subordinated Creditor” and collectively, the “Subordinated Creditors”), AURA SYSTEMS, INC., a Delaware corporation (the “Company”), and the secured parties listed on the Schedule of Secured Parties attached hereto (individually, a “Secured Party” and collectively, the “Secured Parties”).

RECITALS

A.           The Company and each of the Secured Parties have entered into that certain Securities Purchase Agreement dated September 26, 2011 (as the same may be amended, supplemented or otherwise modified from time to time, the “Purchase Agreement”) pursuant to which, among other things, the Company has agreed to issue and sell and each Secured Party has agreed to purchase Notes (as defined in the Purchase Agreement). All of the Company’s obligations to each Secured Party under the Purchase Agreement and certain of the other Senior Debt Documents (as hereinafter defined) are secured by liens on and security interests in substantially all of the now existing and hereafter acquired property of the Company and its subsidiaries (the “Collateral”).

B.           The Company has made those certain promissory notes attached hereto as Exhibit B in favor of the Subordinated Creditors (as the same may be amended, supplemented or otherwise modified from time to time as permitted hereunder, collectively, the “Subordinated Notes”).

C.           As an inducement, and as one of the conditions precedent, to the agreement of each Secured Party to consummate the transactions contemplated by the Purchase Agreement, each Secured Party has required the execution and delivery of this Agreement by each Subordinated Creditor and the Company in order to set forth the relative rights and priorities of each Secured Party and each Subordinated Creditor under the Senior Debt Documents and the Subordinated Debt Documents (as hereinafter defined).

AGREEMENT

NOW, THEREFORE, in order to induce each Secured Party to consummate the transactions contemplated by the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

1.           Definitions. The following terms shall have the following meanings in this Agreement:

“Bankruptcy Code” shall mean Title 11 of the United States Code, as amended from time to time and any successor statute and all rules and regulations promulgated thereunder.

“Distribution” means, with respect to any indebtedness, obligation or security, (a) any payment, distribution, delivery, issuance or exchange by any Person of cash, securities or other property, by set-off or otherwise, pursuant to, on account of or with respect to such indebtedness, obligation or security (including, without limitation, whether by conversion, exchange or the like by the holder of such indebtedness, obligation or security), (b) any exchange, redemption, purchase or other acquisition of such indebtedness, obligation or security by any Person or (c) the granting of any lien or security interest to or for the benefit of the holders of such indebtedness, obligation or security in or upon any property of any Person.

“Enforcement Action” shall mean (a) to take from or for the account of the Company or any guarantor of any of the Subordinated Debt, by set-off or in any other manner, the whole or any part of any moneys which may now or hereafter be owing by the Company or any such guarantor with respect to any of the Subordinated Debt, (b) to sue for payment of, or to initiate or participate with others in any suit, action or proceeding against the Company or any such guarantor to (i) enforce payment of or to collect the whole or any part of the Subordinated Debt or (ii) commence judicial enforcement of any of the rights and remedies under any of the Subordinated Debt Documents or applicable law with respect to any of the Subordinated Debt, (c) to accelerate any of the Subordinated Debt, (d) to exercise any put option or to cause the Company or any such guarantor to honor any redemption or mandatory prepayment obligation under any Subordinated Debt Document, (e) to notify account debtors or directly collect accounts receivable or other payment rights of the Company or any such guarantor or (f) to take any action under the provisions of any state or federal law, including, without limitation, the Uniform Commercial Code, or under any contract or agreement, to enforce, foreclose upon, take possession of or sell any property or assets of the Company or any such guarantor (including, without limitation, the Collateral) or to exercise any other rights or remedies which any Subordinated Creditor may have by virtue of any of the Subordinated Debt or under or with respect to any of the Subordinated Debt Documents.

“Person” means any natural person, corporation, general or limited partnership, limited liability company, firm, trust, association, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

“Proceeding” shall mean any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a Person.

--

“Refinancing Senior Debt Documents” shall mean any documentation which replaces the Senior Loan Documents and pursuant to which the Senior Debt under the Senior Loan Documents is restructured, as such documentation may be amended, supplemented or otherwise modified from time to time in compliance with this Agreement.

“Senior Debt” shall mean all obligations, liabilities and indebtedness of every nature of the Company, its subsidiaries or any guarantor from time to time owed to Secured Parties under the Senior Debt Documents, including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a Proceeding under the Bankruptcy Code together with (a) any amendments, modifications, renewals or extensions thereof and (b) any interest accruing thereon after the commencement of a Proceeding, without regard to whether or not such interest is an allowed claim.

“Senior Debt Documents” shall mean the Senior Loan Documents and, after any restructuring of the Senior Debt under the Senior Loan Documents, the Refinancing Senior Debt Documents.

“Senior Loan Documents” shall mean the Purchase Agreement, the Notes and all other Transaction Documents (as defined in the Purchase Agreement), all other agreements, documents and instruments executed from time to time in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time, and all other documents, agreements and instruments now existing or hereinafter entered into evidencing or pertaining to any other obligations or liabilities of the Company or any guarantor to any one or more Secured Parties (including, without limitation, any such obligations or liabilities arising out of or pertaining to any equity interests held by any such Secured Parties in the Company or any of its subsidiaries).

“Subordinated Debt” shall mean all of the obligations, liabilities and indebtedness of every nature of the Company or any guarantor from time to time owed to any Subordinated Creditor evidenced by or incurred pursuant to any of the Subordinated Debt Documents, including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a Proceeding under the Bankruptcy Code together with (a) any amendments, modifications, renewals or extensions thereof and (b) any interest accruing thereon after the commencement of a Proceeding, without regard to whether or not such interest is an allowed claim.

“Subordinated Debt Documents” shall mean the Subordinated Notes, any other agreements, documents or instruments executed from time to time in connection therewith, any guaranty with respect to any of the Subordinated Debt and all other documents, agreements and instruments now existing or hereinafter entered into

--

evidencing or pertaining to all or any portion of any of the Subordinated Debt or any other obligations or liabilities of Company to any Subordinated Creditor.

2.	Subordination.

2.1           Subordination of Subordinated Debt to Senior Debt.  The Company covenants and agrees, and each Subordinated Creditor likewise covenants and agrees, notwithstanding anything to the contrary contained in any of the Subordinated Debt Documents, that the payment of any and all of the Subordinated Debt shall be subordinate and subject in right and time of payment, to the extent and in the manner hereinafter set forth, to the prior indefeasible payment in full in cash of all Senior Debt, other than (i) a $1,000,000 repayment in the aggregate of the Subordinated Debt to be paid by the Company simultaneously with the consummation of the transactions consummated by the Purchase Agreement as expressly set forth on Schedule 4(d) attached thereto and (ii) a $525,000 repayment in the aggregate of the Subordinated Debt to be paid by the Company as expressly permitted by Section 13(d) of the Notes, provided that no repayment shall be permitted under the immediately preceding clause (ii) if (1) an event constituting an Event of Default has occurred and is then continuing or (ii) an event that with the passage of time and without being cured would constitute an Event of Default has occurred and is then continuing. Each holder of Senior Debt, whether now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired Senior Debt in reliance upon the provisions contained in this Agreement.

2.2           Liquidation, Dissolution, Bankruptcy. In the event of any Proceeding involving the Company or any subsidiary of the Company:

(a)           All Senior Debt shall first be indefeasibly paid in full in cash and all commitments to lend (if any) under the Senior Debt Documents shall be terminated before any Distribution, whether in cash, securities or other property, shall be made to any Subordinated Creditor on account of any Subordinated Debt.

(b)           Any Distribution, whether in cash, securities or other property which would otherwise, but for the terms hereof, be payable or deliverable in respect of any of the Subordinated Debt shall be paid or delivered directly to Secured Parties (to be held and/or applied by Secured Parties in accordance with the terms of the Senior Debt Documents) until all Senior Debt is indefeasibly paid in full in cash and all commitments (if any) under the Senior Debt Documents shall have been terminated. Each Subordinated Creditor irrevocably authorizes, empowers and directs any debtor, debtor in possession, receiver, trustee, liquidator, custodian, conservator or other Person having authority, to pay or otherwise deliver all such Distributions to Secured Parties. Each Subordinated Creditor also irrevocably authorizes and empowers each Secured Party, in the name of such Subordinated Creditor, to demand, sue for, collect and receive any and all such Distributions, and each Subordinated Creditor hereby appoints each Secured Party as attorney-in-fact for such Subordinated Creditor to demand, sue for, collect and receive every such payment and distribution and to take such other action in such Secured Party’s own name or in the name of such Subordinated Creditor or otherwise and to vote, give

--

consent and take any other steps with regard thereto, all as such Secured Party may deem necessary or advisable for the enforcement of this Agreement.

(c)           Each Subordinated Creditor agrees not to initiate, prosecute or participate in any claim, action or other proceeding challenging the enforceability, validity, perfection or priority of the Senior Debt or any liens or security interests securing the Senior Debt.

(d)           Each Subordinated Creditor agrees that each Secured Party may consent to the use of cash collateral or provide financing to the Company and/or its subsidiaries on such terms and conditions and in such amounts as Secured Parties, in their sole discretion, may decide and, in connection therewith, the Company and its subsidiaries may grant to each Secured Party liens and security interests upon all of the property of the Company and its subsidiaries, which liens and security interests (i) shall secure payment of all Senior Debt (whether such Senior Debt arose prior to the commencement of any Proceeding or at any time thereafter) and all other financing provided by each Secured Party during such Proceeding and (ii) shall be superior in priority to the liens and security interests, if any, in favor of such Subordinated Creditor on the property of the Company and/or its subsidiaries, provided that any debt financing provided by the Secured Parties during the pendency of any such Proceeding shall not exceed $1,750,000 in the aggregate. Each Subordinated Creditor agrees not to assert any right it may have to “adequate protection” of such Subordinated Creditor’s interest in any Collateral in any Proceeding and agrees that it will not seek to have the automatic stay lifted with respect to any Collateral without the prior written consent of Secured Parties.  Each Subordinated Creditor waives any claim it may now or hereafter have arising out of Secured Parties’ election, in any Proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code by Company, as debtor-in-possession.

(e)           Each Subordinated Creditor agrees to execute, verify, deliver and file any proofs of claim in respect of any of the Subordinated Debt requested by any Secured Party in connection with any such Proceeding and hereby irrevocably authorizes, empowers and appoints each Secured Party its agent and attorney-in-fact to (i) execute, verify, deliver and file such proofs of claim upon the failure of such Subordinated Creditor promptly to do so prior to 30 days before the expiration of the time to file any such proof of claim and (ii) vote such claim in any such Proceeding upon the failure of such Subordinated Creditor to do so prior to 15 days before the expiration of the time to vote any such claim, provided that no Secured Party shall have any obligation to execute, verify, deliver, file and/or vote any such proof of claim. In the event that any Secured Party votes any claim in accordance with the authority granted hereby, no Subordinated Creditor shall be entitled to change or withdraw such vote.

(f)           The Senior Debt shall continue to be treated as Senior Debt and the provisions of this Agreement shall continue to govern the relative rights and priorities of each of the Secured Parties and each Subordinated Creditor even if all or part of the

--

Senior Debt or any of the security interests or liens securing the Senior Debt are subordinated, set aside, avoided, invalidated or disallowed in connection with any such Proceeding, and this Agreement shall be reinstated if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by any holder of Senior Debt or any representative of such holder.

2.3           Subordinated Debt Payment Restrictions.  Notwithstanding the terms of any of the Subordinated Debt Documents, the Company hereby agrees that it may not make, directly or indirectly, and each Subordinated Creditor hereby agrees that it will not accept, any Distribution with respect to any of the Subordinated Debt until the date that is ninety-one (91) days after the date that the Senior Debt is indefeasibly paid in full in cash.

2.4           Subordinated Debt Standstill Provisions.  Until the date that is ninety-one (91) days after the date that the Senior Debt is indefeasibly paid in full in cash, no Subordinated Creditor shall, without the prior written consent of each Secured Party, take any Enforcement Action with respect to any of the Subordinated Debt. Company hereby agrees that any statutes of limitation or repose which might otherwise bar or prohibit any Subordinated Creditor from taking any Enforcement Action, shall be tolled for any period during which the provisions of this Section 2.4 would prohibit the taking of any Enforcement Action with respect to any of the Subordinated Debt.  Notwithstanding the foregoing, the Subordinated Creditors may file proofs of claim against the Company in any Proceeding involving the Company.  Any Distributions or other proceeds of any Enforcement Action obtained by any Subordinated Creditor shall in any event be held in trust by it for the benefit of Secured Parties and promptly be paid or delivered to Secured Parties in the form received until all Senior Debt is indefeasibly paid in full in cash and all commitments to lend (if any) under the Senior Debt Documents shall have been terminated.

2.5           Incorrect Payments.  If any Distribution on account of any Subordinated Debt not permitted to be made by the Company or accepted by any of the Subordinated Creditors under this Agreement is made and received by any Subordinated Creditor, such Distribution shall not be commingled with any of the assets of such Subordinated Creditor, shall be held in trust by such Subordinated Creditor for the benefit of Secured Parties and shall be promptly paid over to Secured Parties for application (in accordance with the Senior Debt Documents) to the payment of the Senior Debt then remaining unpaid, until all of the Senior Debt is paid in full.

2.6 Subordination of Liens and Security Interests; Agreement Not to Contest; Agreement to Release Liens.  Until the date that is ninety-one (91) days after the date that the Senior Debt has been indefeasibly paid in full in cash and all lending commitments (if any) under the Senior Debt Documents have terminated, any and all liens and security interests of the Subordinated Creditors in the Collateral (if any) shall be and hereby are subordinated for all purposes and in all respects to the liens and security interests of each Secured Party in the Collateral, regardless of the time, manner or order of perfection of any such liens and security interests. Each Subordinated Creditor agrees that it will not at any time contest the validity, perfection, priority or enforceability of the Senior Debt, the Senior Debt Documents, or the liens or security interests of any Secured Party in the Collateral securing the Senior Debt. In the event that any Secured Party releases or agrees to release any of its liens or security interests in the

--

2.7 Collateral, Subordinated Creditors shall (or shall cause their agents to) promptly execute and deliver to such Secured Party such termination statements and releases as such Secured Party shall request to effect the release of the liens and security interests of any such Subordinated Creditor in such Collateral. In furtherance of the foregoing, each Subordinated Creditor hereby irrevocably appoints each Secured Party its attorney-in-fact, with full authority in the place and stead of such Subordinated Creditor and in the name of such Subordinated Creditor or otherwise, to execute and deliver any document or instrument which such Subordinated Creditor may be required to deliver pursuant to this subsection 2.6.

2.7           Application of Proceeds from Sale or other Disposition of the Collateral. In the event of any sale, transfer or other disposition (including a casualty loss or taking through eminent domain) of the Collateral, the proceeds resulting therefrom (including insurance proceeds) shall be applied in accordance with the terms of the Senior Debt Documents or as otherwise consented to by Secured Parties until such time as the Senior Debt is indefeasibly paid in full in cash and all commitments to lend (if any) under the Senior Debt Documents have been terminated.

2.8	Sale, Transfer or other Disposition of Subordinated Debt.

(a)           No Subordinated Creditor shall sell, assign, pledge, dispose of or otherwise transfer all or any portion of any Subordinated Debt or any Subordinated Debt Document. Any actual or attempted assignment, pledge, disposition or other transfer of all or any portion of any Subordinated Debt or any Subordinated Debt Document shall be null and void ab initio.

(b)           Notwithstanding the foregoing, the subordination effected hereby shall survive any sale, assignment, pledge, disposition or other transfer of all or any portion of any Subordinated Debt in violation of the foregoing provision, and the terms of this Agreement shall be binding upon the successors and assigns of each of the Subordinated Creditors, as provided in Section 10 hereof.

2.9           Legends.  Until the termination of this Agreement in accordance with Section 16 hereof, each Subordinated Creditor will as soon as practicable after the date hereof cause to be clearly, conspicuously and prominently inserted on the face of each of the Subordinated Notes and any other Subordinated Debt Document, as well as any renewals or replacements thereof, the following legend:

“This instrument and the rights and obligations evidenced hereby are subordinate in the manner and to the extent set forth in that certain Subordination and Intercreditor Agreement (the “Subordination Agreement”) dated as of September 26, 2011 among Aura Systems, Inc., a Delaware corporation (the “Company”), the Subordinated Creditors (as defined in the Subordination Agreement), and the Secured Parties (as defined in the Subordination Agreement), to the indebtedness (including interest) owed by the Company pursuant to those certain Senior Secured Convertible Notes issued by the Company pursuant to that

--

certain Purchase Agreement, dated as of September 26, 2011 by and between Company and each of the Secured Parties, as such Senior Secured Convertible Notes and such Purchase Agreement have been and hereafter may be amended, supplemented or otherwise modified from time to time and to indebtedness refinancing the indebtedness thereunder as contemplated by the Subordination Agreement; and each holder of this instrument, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Subordination Agreement.”

3.           Modifications.

3.1           Modifications to Senior Debt Documents.  Secured Parties may at any time and from time to time without the consent of or notice to any of the Subordinated Creditors, without incurring liability to any of the Subordinated Creditors and without impairing or releasing the obligations of any of the Subordinated Creditors under this Agreement, change the manner or place of payment or extend the time of payment of or renew or alter any of the terms of the Senior Debt, or amend or modify in any manner any of the Senior Debt Documents, provided that no such alteration, amendment, or modification increases the principal amount of the Senior Debt without the consent of each Subordinated Creditor (it being expressly understood and agreed that automatic increases in the principal amount of the Senior Debt which are set forth in the terms of the Senior Debt Documents on their original issuance or execution (as the case may be) date shall not constitute an alteration, amendment or modification that results in increases in the principal amount of the Senior Debt).

3.2           Modifications to Subordinated Debt Documents.  Until the date that is ninety-one (91) days after the date that the Senior Debt has been indefeasibly paid in full in cash, and notwithstanding anything to the contrary contained in any of the Subordinated Debt Documents, neither the Company nor any Subordinated Creditor shall, without the prior written consent of Secured Parties, agree to any amendment, modification or supplement to any of the Subordinated Debt Documents, other than an amendment solely extending the repayment or maturity date of any of the Subordinated Debt (which extension shall not require the consent of Secured Parties).

4.           Waiver of Certain Rights by Subordinated Creditors.

4.1           Marshalling.  Each Subordinated Creditor hereby waives any rights it may have under applicable law to assert the doctrine of marshaling or to otherwise require any Secured Party to marshal any property of the Company or any guarantor of the Senior Debt for the benefit of such Subordinated Creditor.

4.2           Rights Relating to each Secured Party’s Actions with respect to the Collateral.  Each Subordinated Creditor hereby waives, to the extent permitted by applicable law, any rights which it may have to enjoin or otherwise obtain a judicial or administrative order preventing any Secured Party from taking, or refraining from taking, any action with respect to all or any part of the Collateral. Without limitation of the foregoing, each Subordinated Creditor hereby agrees (a) that it has no right to direct or object to the manner in which any Secured Party

--

applies the proceeds of the Collateral resulting from the exercise of rights and remedies under the Senior Debt Documents to the Senior Debt and (b) that no Secured Party has assumed any obligation to act as the agent of such Subordinated Creditor with respect to the Collateral. Each Secured Party shall have the exclusive right to enforce rights and exercise remedies with respect to the Collateral until the Senior Debt is paid in full in cash.  In exercising rights and remedies with respect to the Collateral, each Secured Party may enforce the provisions of the Senior Debt Documents and exercise remedies thereunder, all in such order and in such manner as it may determine in the exercise of its sole business judgment.  Such exercise and enforcement shall include, without limitation, the rights to sell or otherwise dispose of the Collateral, to incur expenses in connection with such sale or disposition and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction. In conducting any public or private sale under the Uniform Commercial Code, the applicable Secured Party shall give the Subordinated Creditors such notice of such sale as may be required by the applicable Uniform Commercial Code, provided that 10 days’ notice shall be deemed to be commercially reasonable notice.

5.           Representations and Warranties. Each Subordinated Creditor hereby represents and warrants to Secured Party that: (a) such Subordinated Creditor has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action; (b) this Agreement is the legal, valid and binding obligation of such Subordinated Creditor, enforceable against such Subordinated Creditor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles; (c) such Subordinated Creditor is the sole owner, beneficially and of record, of its Subordinated Debt Documents and its Subordinated Debt, (d) true and correct complete copies of the Subordinated Debt Documents in effect as of the date immediately preceding the date of the Purchase Agreement are attached hereto as Exhibit B and none of the Subordinated Debt Documents have been amended, restated, waived or otherwise modified in any manner or respect since the date immediately preceding the date of the Purchase Agreement, and (e) the aggregate amount of the Subordinated Debt as of the date hereof is $11,911,033.15 and no more, without counterclaim, defense or offset.

6.           Subrogation.  Subject to the indefeasible payment in full in cash of all Senior Debt, the Subordinated Creditors shall be subrogated to the rights of each Secured Party to receive Distributions with respect to the Senior Debt until the Subordinated Debt is paid in full. Each Subordinated Creditor agrees that in the event that all or any part of a payment made with respect to the Senior Debt is recovered from the holders of the Senior Debt in a Proceeding or otherwise, any Distribution received by such Subordinated Creditor with respect to any of the Subordinated Debt at any time after the date of the payment that is so recovered, whether pursuant to the right of subrogation provided for in this Agreement or otherwise, shall be deemed to have been received by such Subordinated Creditor in trust as property of the holders of the Senior Debt and such Subordinated Creditor shall forthwith deliver the same to Secured Parties for application to the Senior Debt until the Senior Debt is paid in full. A Distribution made pursuant to this Agreement to Secured Parties which otherwise would have been made to any Subordinated

--

Creditor is not, as between the Company and the Subordinated Creditors, a payment by the Company to or on account of the Senior Debt.

7.           Modification. Any modification or waiver of any provision of this Agreement, or any consent to any departure by any party from the terms hereof, shall not be effective in any event unless the same is in writing and signed by each Secured Party and each Subordinated Creditor, and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given. Any notice to or demand on any party hereto in any event not specifically required hereunder shall not entitle the party receiving such notice or demand to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

8.           Further Assurances.  Each party to this Agreement promptly will execute and deliver such further instruments and agreements and do such further acts and things as may be reasonably requested in writing by any other party hereto that may be necessary or desirable in order to effect fully the purposes of this Agreement; and each Subordinated Creditor shall execute and deliver to each Secured Party such other and further powers of attorney, assignments and other instruments as may be requested by any Secured Party to enable each Secured Party or its officers as sub-agents to enforce any and all claims upon or with respect to the Subordinated Debt and to collect and receive any and all payments or distributions which may be payable or deliverable at any time upon or with respect to any of the Subordinated Debt.

9.           Notices.  Unless otherwise specifically provided herein, any notice delivered under this Agreement shall be in writing addressed to the respective party as set forth below and may be personally served, sent by facsimile or sent by overnight courier service or certified or registered United States mail and shall be deemed to have been given (a) if delivered in person, when delivered; (b) if delivered by facsimile, on the date of transmission if transmitted on a business day before 5:00 p.m. (New York time) or, if not, on the next succeeding business day; (c) if delivered by overnight courier, one business day after delivery to such courier properly addressed; or (d) if by United States mail, when delivered.

Notices shall be addressed as follows:

If to any Subordinated Creditor:

To its address or facsimile number (as the case may be)
set forth on Exhibit A hereto,

If to the Company:

____________________
____________________
____________________
Telephone:  (___) ___-____
Facsimile:  (___) ___-____

--

If to a Secured Party:

To its address or facsimile number (as the case may be)
set forth on the Schedule of Secured Parties,

or in any case, to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section 9.

10.           Successors and Assigns.  This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and assigns of each Secured Party, each Subordinated Creditor (including, without limitation, any receiver, executor, trustee or administrator of such Subordinated Creditor’s estate) and the Company. This Agreement shall not terminate or be revoked upon the death of any Subordinated Creditor, notwithstanding any knowledge by any Secured Party of such Subordinated Creditor’s death. Subject to the terms of the Senior Loan Documents, each Secured Party may, from time to time, without notice to any of the Subordinated Creditors, assign or transfer any or all of the Senior Debt or any interest therein to any Person and, notwithstanding any such assignment or transfer, or any subsequent assignment or transfer, the Senior Debt shall, subject to the terms hereof, be and remain Senior Debt for purposes of this Agreement, and every assignee or transferee of a Secured Party with respect to any of the Senior Debt or of any interest therein shall, to the extent of the interest of such assignee or transferee in the Senior Debt, be entitled to rely upon and be the third party beneficiary of the subordination provided under this Agreement and shall be entitled to enforce the terms and provisions hereof to the same extent as if such assignee or transferee were initially a party hereto.

11.           Relative Rights.  This Agreement shall define the relative rights between each Secured Party and each Subordinated Creditor. Nothing in this Agreement shall (a) impair, as among the Company and any Secured Party and as between the Company and any Subordinated Creditor, the obligation of the Company with respect to the payment of the Senior Debt and the Subordinated Debt in accordance with their respective terms, (b) affect the relative rights of any Secured Party as among all Secured Parties or (c) affect the relative rights of any Secured Party or any Subordinated Creditor with respect to any other creditors of the Company.

12.           Conflict.  In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the Subordinated Debt Documents, the provisions of this Agreement shall control and govern.

13.           Headings.  The paragraph headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof.

14.           Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is

--

executed) with the same force and effect as if such signature page were an original thereof. For clarification purposes, the Recitals are part of this Agreement.

15.           Severability.  In the event that any provision of this Agreement is deemed to be invalid, illegal or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Agreement.

16.           Continuation of Subordination; Termination of Agreement.  This Agreement shall remain in full force and effect until the date that is ninety-one (91) days after the date of the indefeasible payment in full in cash of the Senior Debt and the termination of all commitments under the Senior Debt Documents after which this Agreement shall terminate without further action on the part of the parties hereto.

17.           Governing Law; Jurisdiction; Service of Process; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper; provided, however, any suit seeking enforcement against any collateral or other property may be brought, at any Secured Party’s option, in the courts of any jurisdiction where such Secured Party elects to bring such action or where such collateral or other property may be found. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

18.           Acknowledgment. It is expressly understood and agreed that (i) the Senior Debt Documents do not grant any lien or security interest in any of the Intellectual Property (as defined in the Senior Debt Documents) of the Company or any of its subsidiaries and (ii) no Subordinated Creditor has any lien or security interest in any of the now existing or hereafter acquired property of the Company or any of its subsidiaries.

--

(Signature page follows)

--

IN WITNESS WHEREOF, each Subordinated Creditor, the Company and each Secured Party has caused this Agreement to be executed as of the date first above written.

SUBORDINATED CREDITORS:

WARREN BRESLOW

___________________________

[____________]

___________________________

[____________]

___________________________

[____________]

___________________________

[____________]

___________________________

COMPANY:

AURA SYSTEMS, INC.,
a Delaware corporation

By:___________________________
Its:___________________________

--

SECURED PARTIES:

IROQUOIS MASTER FUND LTD.

By:___________________________
Its:___________________________

[_________________________]

By:___________________________
Its:___________________________

--

SCHEDULE OF SECURED PARTIES

Secured Party	Address and Facsimile Number
Iroquois Master Fund Ltd.	Iroquois Master Fund Ltd. 641 Lexington Avenue, 26th Floor New York, New York 10022 Facsimile: (212) 207-3452

Exhibit A

Subordinated Creditors

Subordinated Creditor	Address and Facsimile Number
Warren Breslow

Exhibit B

Subordinated Debt Documents